March 21, 2003

Frederick L. Bowman
President
Portland Brewing Company
2730 NW 31st Avenue
Portland, Oregon  97210

Re: Portland Brewing Company ("Company")

Dear Fred:

To the extent that the Company incurs working capital deficiencies in 2003, MLP will provide funding to the Company in the form of debt or equity in an amount not to exceed $500,000 to remedy cash deficiencies that may be necessary to fund operations through December 31, 2003.

This agreement is binding and non-cancelable.

Very Truly Yours,


/s/ ROBERT M. MACTARNAHAN
-------------------------
Robert M. MacTarnahan
On Behalf of MacTarnahan Limited Partnership,
Harmer Mill & Logging Co., Robert M. MacTarnahan


Acknowledged:

/s/ FREDERICK L. BOWMAN
-------------------------
By: Frederick L. Bowman
Chairman & President


Cc:  Chris Hansen, Moss Adams LLP